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                                                                  EXHIBIT 10.40
SUBLEASE

THIS SUBLEASE, made and entered into this 18th day of November between RACOTEK, INC., a Delaware corporation, ("Sublessor") and ATIO CORPORATION USA, INC., a Minnesota corporation ("Sublessee").

RECITALS:

    A. A lease ("Prime Lease") dated May 2, 1994, was made and entered into between Connecticut General Life Insurance Company, on behalf of its Closed End Real Estate Fund I, as Landlord, and Racotek, Inc., as Tenant, pertaining to Premises consisting of the entire second and sixth floors at 7301 Ohms Lane, City of Edina, County of Hennepin, State of Minnesota and is attached hereto as Exhibit B.

    B. The parties hereto desire that the Sublessor sublet to the Sublessee and that the Sublessee take from the Sublessor that portion of the sixth floor of the Premises leased under the Prime Lease containing approximately 13,494 square feet of rentable area (hereinafter referred to as the "Sublet Area" and designated "Suite 600") as depicted on Exhibit A, attached hereto.

    C. As an inducement to Sublessor to enter into this Sublease, Sublessee's parent, Venturian Corp., a Minnesota corporation, has agreed to guarantee Sublessee's performance under this Sublease.

    NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter contained, but subject to the consent thereto by Landlord, the Sublessor does hereby sublet to the Sublessee and the Sublessee does hereby rent and take from Sublessor, the Sublet Area, subject to the following terms and conditions:

    1. Except for those portions of Articles 5, 6 and 13 contained in the Addendum to the Prime Lease and Articles 4, 34, 35, 36 and 37 of the Prime Lease (hereinafter collectively referred to as the "Excluded Provisions") which shall not apply to this Sublease, all other applicable terms and conditions of the Prime Lease are incorporated into and made a part of this Sublease as if the Sublessor were the Landlord under the Prime Lease, the Sublessee was the Tenant under the Prime Lease, and the Sublet Area were the Premises under the Prime Lease. Sublessee hereby assumes and agrees to be bound by all terms, covenants, and conditions of the Prime Lease except for the Excluded Provisions and except as otherwise provided for herein.

    2. The term of this Sublease shall commence November 24, 1997, and shall terminate July 31, 2000.

    3. The Sublessee shall pay to Landlord on behalf of Sublessor $7,872 per month from January 1, 1998, to July 31, 1998, and 8,434 per month from August 1, 1998, to July 31, 2000, as Minimum Rent for the Sublet Area, due and payable on the first day of each month during the entire term of this Sublease. Commencing January 1, 1998, Sublessee shall also pay to Landlord on behalf of Sublessor, as Additional Rent, its share of Real Estate Taxes and Operating Expenses pursuant to Article 6 of the Prime Lease based on 13,494 rentable square feet for the term of this Sublease. Sublessee shall initially pay estimated 1998 Real Estate Taxes and Operating Expenses in the amount of $9,828 per month ($8.74 per rentable square foot per year) subject to adjustment at the end of 1998 as provided for in said Article 6.

    All rent shall be paid to the Landlord at the address and in the manner set forth in the Prime Lease for the payment of rentals or at such other address and/or to such other party as the Landlord may from time to time elect by giving not less that ten (10) days advance written notice thereof to the Sublessee. All such payments shall be credited against the obligations of Sublessor under the Prime Lease.

    4. The Sublessee may use the Sublet Area for the purpose stated in the Prime Lease and for no other purposes whatsoever.

    5. The Sublessee will notify the Landlord forthwith in the event of any default that occurs under the provisions of this Sublease, such notice to be given to the Landlord by United States Mail, registered or certified, postage prepaid, at the address provided for Landlord in the Prime Lease or as such other address as Tenant shall be advised to use by Landlord.

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    6. Any notice provided for herein shall be deemed to be duly given if made in writing and delivered in person to an office of such party or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

If to Sublessor:                   If to Sublessee:
     Racotek, Inc.                      ATIO Corporation USA, Inc.
     7301 Ohms Lane, Suite 200          7301 Ohms Lane/Suite 600
     Edina, Minnesota 55439             Edina, Minnesota 55439

or to such other address with respect to either party hereto as such party shall notify the other party hereto in writing. Any notice so given, if mailed as aforesaid, shall be deemed received the second (2nd) day after it is deposited in the United States Mail.

    7. Sublessee shall, at its expense, during the term of this Sublease, maintain public liability insurance and such other insurance coverages in the amount required under Article 24 of the Prime Lease in one or more companies acceptable to Sublessor and Landlord, naming Sublessor, Landlord and Landlord's manager of the Building as additional insureds. No policy of insurance obtained by the Sublessee in compliance with the Prime Lease may be canceled or terminated except upon not less that ten (10) days written notice to Sublessor and Landlord. True and correct copies of each policy or such insurance, and renewals thereof, obtained by the Sublessee in compliance with the Prime Lease shall be delivered to the Sublessor and to Landlord.

    8. Sublessor agrees to pay United Properties Brokerage Company ("United") a leasing commission in the amount of $60,723 payable in full upon full execution of this Sublease. United has agreed under separate agreement that upon receipt thereof from Sublessor, that it shall pay half of said commission to Sublessee's agent, Towle Real Estate Company. It is hereby agreed that United shall be deemed a third-party beneficiary of Sublessor's agreement to pay the leasing commission specified above. In no event shall Sublessee have any liability whatsoever with respect to fees or commissions as a result of this Sublease.

    9. In all respects, Sublessee accepts the Sublet Area in its "as-is" condition. Sublessee agrees that it shall make no alterations or improvements to the Sublet Area except as are consented to in writing by Sublessor and by Landlord as to the nature of such alterations or improvements and the manner of doing the work as provided for under the Prime Lease.

    10. Sublessee agrees that upon the full execution of this Sublease, that in order to provide security to Sublessor for the payment of rent and the performance by Sublessee of all of the terms of this Sublease, that Sublessee will deposit $18,000 with Landlord (the "Security Deposit"). The Parties agree that upon the occurrence of a default by Sublessee under this Sublease (beyond any applicable period of cure), that Landlord shall have the authority to utilize such portion of the Security Deposit as is necessary to cure such default. Sublessee agrees that in the event any portion of the Security Deposit is so utilized to cure any such default, that Sublessee will immediately deposit with Landlord an amount sufficient to maintain the required $18,000 balance. Sublessee agrees to indemnify, defend and hold Sublessor harmless from any damage which may be suffered by Sublessor as a result of any default by Sublessee under the terms of this sublease including any failure by Sublessee to pay when due any of the rentals provided for under Paragraph 3 of this Sublease. Notwithstanding anything to the contrary contained herein, Sublessee acknowledges that its liability under this Sublease is not limited to the Security Deposit and that the use of any portion of the Security Deposit shall not constitute a waiver but shall be in addition to any other remedies available to Sublessor under this Sublease, available to Landlord under the Prime Lease, and available to either party under law. The parties agree that so long as no such default exists as of the expiration of this Sublease, that Landlord shall return to Sublessee the entire remaining balance of the Security Deposit, without interest.

    11. Not withstanding anything contained in this Sublease to the contrary, a default (beyond any applicable period of cure) by Sublessee under that certain Personal Property, Installment, Sale and Security Agreement dated of even date herewith and by and between Sublessor and Sublessee shall constitute a default under this Sublease.

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     IN WITNESS WHEREOF, each of the parties hereto has caused their presence to be duly executed as of the day and year first above written.

SUBLESSOR:                                SUBLESSEE:

RACOTEK, INC.                             ATIO CORPORATION USA, INC.

BY: /s/                                   BY: /s/
       Ian L. Nemerov                             Patrick O. Collette
       Its: Secretary and Attorney                Chief Financial Officer



                             CONSENT OF LANDLORD

A. The undersigned Landlord does hereby consent to the above Sublease provided, however, in no event shall: (i) the Tenant under the Prime Lease be in any way whatsoever relieved of its obligations to keep and perform promptly each of the terms, covenants or conditions to be kept or performed by it under the Prime Lease, or (ii) the terms, covenants or conditions of the Prime Lease be, in any manner whatsoever, amended or otherwise changed or (iii) the undersigned be deemed to consent to any further subletting or assignment under the Prime Lease, or (iv) the acceptance of rent by Landlord be deemed to create privity of contract by and between Sublessee and Landlord. This consent shall not be effective unless Sublessee delivers to Landlord, prior to taking possession of the Sublet Area, evidence that Sublessee is in full compliance with all insurance requirements of the Prime Lease including but not limited to the requirement that Landlord and Landlord's manager of the Building are named as an additional insured in all insurance policies required under the Prime Lease.

B. Landlord agrees that so long as Sublessee makes the payments of Minimum Rent and Additional Rent directly to Landlord as required pursuant to Paragraph 3 of the Sublease and performs all of the other terms, conditions, covenants and agreements on Sublessee's part to be observed and performed under the Sublease, Sublessee may peaceably and quietly enjoy the Sublet Area for the uses permitted under the Sublease even though Tenant may be in default under one or more of the terms, conditions, covenants or agreements on Tenant's part to be observed and performed under the Prime Lease. Such agreement to allow Sublessee to peaceably and quietly enjoy the Sublet Area in the event of a default by Tenant under the Prime Lease shall be contingent upon Landlord continuing to hold the Security Deposit provided for under Paragraph 10 of this Sublease and Paragraph 10 to cure any default by Sublessee. The previous agreements to the contrary notwithstanding, nothing herein shall be construed so as to prohibit Landlord from requiring Tenant to observe and perform all of the terms, conditions, covenants and agreements of Tenant under the Prime Lease and/or to pursue any and all remedies under the Prime Lease against Tenant for a breach or default thereunder. Landlord acknowledges that any payments of Minimum Rent and Additional Rent made by Sublessee directly to Landlord pursuant to the Sublease shall be credited against the obligations of Tenant under the Prime Lease.

LANDLORD:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
On behalf of its Closed End Real Estate Fund 1

By: CIGNA Investments, Inc.

By: /s/ James H. Rogers

Its: Managing Director

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                  SUBLEASE AND SECURITY AGREEMENT GUARANTEE

     FOR VALUE RECEIVED, and consideration for, and as an inducement to RACOTEK, INC. a Delaware corporation (hereinafter referred to as "SUBLESSOR") to enter into that certain Personal Property, Sale and Security Agreement, dated November 19, 1997 ("SECURITY AGREEMENT") and that certain Sublease pertaining to a Sublet Area consisting of approximately 13,494 rentable square feet on the sixth floor at 7301 Ohms Lane in Edina, Minnesota ("Sublease") (hereafter the Sublease and Security Agreement shall be collectively referred to as the "SUBLEASE AND AGREEMENT") which Sublease and Agreement are between Sublessor and ATIO Corporation USA, Inc., a Minnesota corporation (hereinafter referred to as "SUBLESSEE"), the undersigned hereby absolutely, unconditionally and irrevocably guarantee to Sublessor the full and complete performance of all of the Sublessee's covenants and obligations under each of said Sublease and Agreement and the full payment by Sublessee of all rentals, and other charges and amounts required to be paid thereunder, and the undersigned will pay all Sublessors's expenses, including attorney's fees, incurred in enforcing the obligations of Sublessee under each of said Sublease and Agreement or incurred in enforcing this Guarantee. The undersigned further represent to Sublessor as an inducement for Sublessor to make both of said Sublease and Agreement, that the execution and delivery of this Guarantee is not in contravention of any other lease, mortgage, loan agreement or other agreement to which the undersigned is party. This Guarantee shall be binding upon the undersigned for obligations which accrue during the original term of each of the Sublease and Agreement. The undersigned acknowledge and covenant to Sublessor that the undersigned has a beneficial interest in Sublessee and, accordingly, has a direct financial interest in the making of the Sublease and Agreement.

     The undersigned does hereby waive all requirements of notice of the acceptance of this Guarantee and all requirements of notice of breach or non-performance by Sublessee. The undersigneds' obligations hereunder shall remain fully binding although Sublessor may have waived one or more defaults by Sublessee, extended the time of performance by Sublessee, released, returned or misapplied other collateral given later as additional security (including other guaranties) or released Sublessee from the performance of its obligation under either of such Sublease and Agreement. The undersigned further agree that the undersigneds' liability under this Guarantee shall be primary, and that in any right of action which shall accrue to Sublessor under said Sublease and Agreement, Sublessor may, at Sublessor's option, proceed against the undersigned and Sublessee, jointly or severally, or may proceed against the undersigned without having commenced any action against or having obtained any judgment against Sublesse. The undersigneds' obligations hereunder shall remain fully binding, notwithstanding any course of dealings between Sublessor and Sublessee and notwithstanding that Sublessee may assign either the Sublease or Security Agreement or sublet all or part of the Sublet Area to third parties. Without notice to or consent by the undersigned, Sublessor and Sublessee may at any time, modify, amend, or make other covenants respecting either the Sublease or the Security Agreement as they may deem appropriate. The undersigned shall not be released, but shall continue to be fully liable for payment and performance of all liabilities, obligations, and duties of Sublease under both the Sublease and Agreement as modified, amended or assigned (provided modifications or amendments do not materially increase gross rentals contemplated in the Sublease).

     This Guarantee shall be binding upon the undersigned, their respective heirs, executors, administrators, representatives, successors and assigns. This Guarantee may be enforced by Sublessor or the successors or assigns of Sublessor under the Sublease or the Security Agreement respectively. The foregoing notwithstanding, the guarantee of Venturian Corp. and the guarantee of Atio Corporation International Inc. shall each be limited to one-half of the amount of any default by Atio USA in the initial term of the Sublease. The undersigned agree (i) that any obligations arising out of this Guarantee shall be paid in U.S. dollars; (ii) that this guarantee shall be governed under the laws of the State of Minnesota; (iii) that any legal action arising out of this guarantee shall be in District Court in the County of Hennepin, State of Minnesota; and
(iv) that Sublessor may rely upon copies of signatures transmitted via facsimile.

     IN WITNESS WHEREOF, the undersigned guarantor(s) have caused this Guarantee to be executed this 4th day of December, 1997.

GUARANTOR(S):

ATIO CORPORATION INTERNATIONAL INC.        VENTURIAN CORP.,
a Delaware corporation                     a Minnesota corporation

By: /s/ Willem Ellis                       By: /s/ Gary B. Rappaport
Its: Chairman & C.E.O.                     President and Chief Executive Officer